Exhibit 32

SECTION 1350 CERTIFICATION OF CEO

     To my knowledge, this Report on Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

By:	/s/ Harry J. Bailey

Name: Harry J. Bailey
Title: President and Chief Executive Officer

Date: November 15, 2004

SECTION 1350 CERTIFICATION OF CFO

     To my knowledge, this Report on Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 14(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

By:	/s/ Bradley L. Smith
Name: Bradley L. Smith
Title: Senior Vice President — Treasurer

Date: November 15, 2004

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